Exhibit 10.24

US EURO Securities, Inc.                                        Member NASD/SIPC
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March 31, 2006

BY E-MAIL

Millenium Holding Group, Inc.
Richard Ham - CEO
12 Winding Road
Henderson, NV 89052

RE: ENGAGEMENT AGREEMENT

Gentlemen:

This letter is to set forth the understanding (the "Agreement") between US EURO SECURITIES, INC., a California corporation (the "Placement Agent"), and MILLENIUM HOLDING GROUP, INC., (OTCBB/MNHG) a Nevada corporation (the "Company"), regarding a proposed "best efforts" equity/debt offering (the "Offering") of a certain amount of securities ("Securities") to be issued by the Company; the issuance of Securities being referred to hereinafter as the "Transaction,".

This  letter is  intended  to  confirm  our  mutual  understanding  and create a contractual and non-exclusive relationship between the Placement Agent and the Company with respect to the Offering and Transaction. Based on discussions between the Placement Agent and the Company, financial and due diligence materials which the Company has submitted to the Placement Agent and representations that the Company has made to the Placement Agent describing the Company, its principals, its operations, financial condition and the present and proposed business activities of the Company, including but not limited to the use of proceeds, the Placement Agent hereby confirms in principle its interest in serving as Placement Agent, on a "best efforts" basis, for the Offering and Transaction.

1. COMPANY OBLIGATIONS

The Company acknowledges by execution and return of this letter that there is an affirmative obligation on its part to use its best efforts to assist the Placement Agent's efforts to raise funds in the Offering, on terms acceptable to the Company, and making Company representatives reasonably available for participation in investor presentations and meetings, providing reasonable responses to requests for due diligence and other actions as the Placement Agent may reasonably request.

2. PLACEMENT AGENT'S OBLIGATIONS

The Placement Agent will market only to "accredited investors," as that term is defined in Rule 501(a) of the Securities Act of 1933, as amended (the "Act"), if necessary will assist the Company in preparing relevant due diligence and Offering materials which may include, a confidential term sheet, summaries of the Transaction terms and conditions, the subscription materials, and such other items deemed necessary by the Company, Placement Agent, and their respective counsel.

3. DUE DILIGENCE

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Headquarters:                                                 Corporate Finance:
13661 Perdido Key Drive                                       275 Madison Avenue
PH 1                                                          6th Floor
Perdido Key, FL 32507                                         New York, NY 10016
(917) 834-7250 tel                                            (212) 631-7770 tel
(212) 656-1191 fax                                            (212) 656-1191 fax
                               www.useurosecurities.com
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The Company  understands  that the Placement  Agent and/or the investors will be conducting a due diligence investigation in connection with the Offering. The Company will fully cooperate with the Placement Agent, the investors, their respective legal counsel and others retained for assisting in the due diligence investigation of the Company. Where reasonable, and with prior consent of the Company, the Company will permit the Placement Agent or its designee to contact, and will assist them in contacting, principal or representative customers and suppliers and others with whom the Company has material relationships as well as its auditors.

4. PLACEMENT AGENT'S EXPENSES AND COMPENSATION

Expenses. Upon the execution of this Agreement the Company agrees to pay the Placement Agent a due-diligence fee of $25,000. At the Company's option this fee can either be paid in cash or restricted stock. The number of shares to be issued will be determined by dividing the dollar amount by the closing bid price on the date of execution of this Agreement. The shares are to be delivered immediately in fully accountable and non-assessable form pursuant to the Placement Agent's delivery instructions. The shares will carry unlimited "piggyback" registration rights to any subsequent registration by the Company. The fee payable under this section shall not be refundable.

Financing Transactions (Equity Placement/Convertible Debt/Hybrid Security). The Placement Agent will receive, at closing:

             (a) A cash fee equal to 10% of the gross proceeds of the Offering. The Company will instruct the investor to pay this fee directly to Placement Agent at the time of disbursement of such funds out of escrow.

             (b) Warrants to purchase a total of 10% of the total number of shares, or underlying shares, to be purchased by the investor. The Placement Agent may exercise these warrants at a price equal to 100% of the purchase price or conversion price paid by the investor. The term of these Warrants will be consistent with the term of the investor's warrants. These warrants are to be delivered in fully accountable and non-assessable form and will contain standard anti-dilution provisions as well as cashless exercise provisions. The warrants will carry unlimited "piggyback" registration rights to any subsequent registration by the Company.

Financing Transactions (Debt). The Placement Agent will receive, at closing:

             (a) A cash fee equal to 2% of the gross Offering of any and debt infusions, agreements, credit facilities, credit lines, loans, and any other form of debt financing accepted by the Company. The Company will instruct the investor to pay this fee directly to Placement Agent at the time of disbursement of such funds out of escrow.

5. OFFERING PERIOD AND CLOSING TERMINATION

The term of this agreement shall commence on the date of this Agreement and shall terminate in 1-year (herein the "Termination Date"). Either the Placement Agent or the Company may elect to terminate this agreement upon 30- days notice in writing. The Placement Agent shall be entitled to the compensation as outlined herein for any and all investments made by investors introduced by the Placement Agent until the third anniversary of this Agreement.

6. INDEMNIFICATION

The Company agrees to indemnify Placement Agent from and against any damage or loss arising out of any inaccuracy in the representations of the Company.

7. OTHER OBLIGATIONS OF THE COMPANY

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Headquarters:                                                 Corporate Finance:
13661 Perdido Key Drive                                       275 Madison Avenue
PH 1                                                          6th Floor
Perdido Key, FL 32507                                         New York, NY 10016
(917) 834-7250 tel                                            (212) 631-7770 tel
(212) 656-1191 fax                                            (212) 656-1191 fax
                               www.useurosecurities.com
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The Company agrees that upon  reasonable  requests of Placement  Agent,  Company will advise its legal counsel to prepare and, if necessary, expeditiously file required forms and documents and to co-ordinate the same with Placement Agent's counsel.

8. DISPUTE RESOLUTION

The parties agree that this Agreement may not be amended or modified except in writing. In the event of any dispute with respect to this Agreement or the parties' respective obligations hereunder, such dispute shall be settled by arbitration in the State of New York or such other jurisdiction as the parties may agree, in accordance with the rules of the Commercial Arbitration Association. Any award rendered by the arbitrators shall be final and any court of competent jurisdiction may enter judgment.

9. CONFIDENTIALITY

The terms of this Agreement are confidential and may only be disclosed to any unrelated party with prior written permission between the parties, except as may be required by an interested investor as a condition of going forward or as may be required by law.

10. APPROVALS

In order for this engagement to be effective it must be approved by the Placement Agent's Compliance and Corporate Finance Department.

11. NOTICES

All notices, demands, requests or other communications that are or may be required to be given, served or sent by either party to the other party pursuant to this Agreement shall be in writing and shall be mailed by registered, or overnight delivery, addressed as follows:

If to Placement Agent:              US EURO Securities, Inc.
                                    Corporate Finance Department
                                    275 Madison Ave, 6th Floor
                                    New York, NY 10016

With Copy to:                       US EURO Securities, Inc.
                                    Corporate Finance Department
                                    13661 Perdido Key Dr.
                                    Suite PH-1
                                    Pensacola, FL 32507

If to the Company:                  Millenium Holding Group, Inc.
                                    12 Winding Road
                                    Henderson, NV 89052

12. PUBLIC ANNOUNCEMENTS. The Parties will jointly agree to the form of a public announcement of this letter and the proposed services. Neither party will, without the other's written consent and approval, issue any press release or other public announcement relating to the terms and conditions set forth in (or the existence of) this agreement or any additional press releases mentioning US EURO Securities, Inc. or any member or their firm, except for such disclosure to the public or to governmental agencies as its counsel shall deem necessary to

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Headquarters:                                                 Corporate Finance:
13661 Perdido Key Drive                                       275 Madison Avenue
PH 1                                                          6th Floor
Perdido Key, FL 32507                                         New York, NY 10016
(917) 834-7250 tel                                            (212) 631-7770 tel
(212) 656-1191 fax                                            (212) 656-1191 fax
                               www.useurosecurities.com

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      comply with applicable  laws,  rules or regulations.  The parties agree to
      jointly  develop  and  release  a  public   announcement   concerning  the
      investment banking relationship and a tombstone will be prepared by Placement Agent and released on the successful raise of capital.

13. MISCELLANEOUS.

     a) Company represents there is no existing or pending litigation except as disclosed in writing to Placement Agent and has a continuing duty to notify.
     b) A successful placement grants Placement Agent the right of first refusal for the next capital raise.
     c) Company will prepare and deliver a current capitalization table that accounts for all outstanding securities of the Company.

If the foregoing conforms to your understanding, please sign, date and fax a copy of this letter to our attention at (212) 656-1191. Upon the approval of our Compliance and Corporate Finance Department this will constitute a binding agreement.

Sincerely,

US EURO Securities, Inc.                   US EURO Securities, Inc.
Compliance Department Approval             Corporate Finance Department Approval


Anthony Dudzinski - CEO   Dated            Michael Roy Fugler - Chairman   Dated



Millenium Holding Group, Inc.


Richard Ham - CEO Dated